Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 27, 2004, with respect to the financial statements of Empi, Inc. included in the Current Report on Form 8-K of Encore Medical Corporation.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
September 16, 2004